Exhibit 99.1

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ir@oxigene.com

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OXiGENE APPOINTS DAI CHAPLIN, PH.D., TO ITS BOARD OF DIRECTORS

SOUTH SAN FRANCISCO, Calif. – January 23, 2013 — OXiGENE, Inc. (Nasdaq:OXGN), a clinical-stage biopharmaceutical company developing novel therapeutics to treat cancer, announced that David (Dai) Chaplin, Ph.D., has been appointed to its board of directors. Dr. Chaplin formerly served as chief scientific officer and head of research and development at OXiGENE, and more recently has been a scientific advisor to the company. Dr. Chaplin has more than 30 years in oncology research and drug development, and is known and respected worldwide for his pioneering work in the field of vascular disrupting technologies.

Commented Peter Langecker, M.D., Ph.D., President and Chief Executive Officer: “Throughout his illustrious career in the biopharmaceutical industry, and especially during his long and productive affiliation with OXiGENE, Dai has earned international respect and admiration for his scientific acumen, innovative thinking and executive leadership. OXiGENE has benefitted greatly from his guidance and counsel in all aspects of our business. We believe that as a newly appointed board member, Dai can now further contribute his expertise to helping OXiGENE develop and implement strategies to strengthen our ability to achieve our financing, clinical and corporate goals. The OXiGENE management team and directors join me in welcoming Dai to the board, and look forward to continuing our long and productive relationship.”

Dr. Chaplin has been a leader in the field of vascular targeting and was the original discoverer of the vascular disrupting action of Combretastatin (ZYBRESTAT®). His original work formed the basis for not only the development of ZYBRESTAT with OXiGENE, but also the subsequent vascular targeting development programs at AstraZeneca and Aventis. Dr. Chaplin has more than 18 years of experience in oncology research. Prior to his association with OXiGENE, Dr. Chaplin was Vice President, Oncology at Aventis Pharma in Paris. Before the merger of Rhone Poulenc Rorer (RPR) with Hoechst Marion Roussell, Dr. Chaplin was Senior Director of Oncology at RPR from 1998 to 1999. From 1992 to 1998, Dr. Chaplin led the Cancer Research Campaign’s (CRC) Tumor Microcirculation Group, based at the Gray Laboratory Cancer Research Trust, Mount Vernon Hospital, London. Dr. Chaplin has also served as Section Head of Cancer Biology at Xenova in the UK and has held a senior staff appointment at the British Columbia Cancer Research Centre. Educated in the United Kingdom, Dr. Chaplin has a B.Sc. in chemistry from the University of Essex, a M.Sc. in pharmacology from the University of Southampton, and completed his Ph.D. in tumor biology at the University of London.

About OXiGENE

OXiGENE is a clinical-stage biopharmaceutical company developing novel therapeutics to treat cancer. The Company’s major focus is developing vascular disrupting agents (VDAs) that selectively disrupt abnormal blood vessels associated with solid tumor progression. OXiGENE is dedicated to leveraging its intellectual property and therapeutic development expertise to bring life-extending and life-enhancing medicines to patients.

Safe Harbor Statement

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any or all of the forward-looking statements in this press release, which include the timing of advancement, outcomes, and regulatory guidance relative to our clinical programs, achievement of our business and financing objectives may turn out to be wrong. Forward-looking statements can be affected by inaccurate assumptions OXiGENE might make or by known or unknown risks and uncertainties, including, but not limited to, the inherent risks of drug development and regulatory review, and the availability of additional financing to continue development of our programs.

Additional information concerning factors that could cause actual results to materially differ from those in the forward-looking statements is contained in OXiGENE’s reports to the Securities and Exchange Commission, including OXiGENE’s reports on Form 10-K, 10-Q and 8-K. However, OXiGENE undertakes no obligation to publicly update forward-looking statements, whether because of new information, future events or otherwise. Please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

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